EXHIBIT 24.1

The Board of Directors
Kellstrom Industries, Inc.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                     KPMG Peat Marwick LLP


Miami, Florida
August 13, 1996